Exhibit 10.1



                                LEASE AGREEMENT




     THIS LEASE AGREEMENT (the "Lease") is made as of the 1st day of November, 2001, by and between ePLUS, INC. ("Tenant"), and PHILLIP G. NORTON, TRUSTEE ("Landlord").

     WHEREAS, the Landlord is the owner of certain property, located in Fairfax County, Virginia, with a street address of 13595 Dulles Technology Drive, Herndon, Virginia (the "Property"), improved by a two-story office building located thereon (the "Building"); and

     WHEREAS, the Tenant and Landlord desire to enter into this Lease, upon the terms and conditions more particularly set forth herein.

     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

ARTICLE I         BASIC TERMS
Section 1.1 Defined Terms. In addition to the terms defined in the recitals above, the following definitions shall apply to this Lease: (a) "Premises" shall mean approximately 14,000 square feet of rentable area, which comprises a portion of the second floor of the Building, as generally set forth in Exhibit A attached hereto and incorporated herein. The approximation of square footage shall in no way affect the amount of rent payable hereunder, should any variance be found to exist between the approximation and actual square footage.

     (b) "Base Rent" shall mean the fixed rent paid monthly during the Lease Term, in the amount of TWENTY-EIGHT THOUSAND DOLLARS ($28,000.00) per month.

     (c)  "Commencement Date" shall mean November 1, 2001.

     (d)  "Expiration Date" shall mean October 31, 2002.

     (e) "Lease Term" shall mean the period commencing on the Commencement Date and continuing through and including the Expiration Date.


ARTICLE II        THE PREMISES AND THE LEASE TERM

Section 2.1 Demise of the Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Lease Term, upon the terms, conditions, covenants and agreements herein provided. Tenant's right to lease the Premises includes Tenant's right to use 52 parking spaces in the parking lot located upon the Property.

ARTICLE III       BASE RENT

Section 3.1 Base Rent. Tenant shall pay to Landlord the Base Rent for the Premises, without setoff, deduction or demand. Base Rent shall be payable on the Commencement Date and thereafter monthly, in advance, on the first day of each month during the Lease Term. Section 3.2 Payment of Rent. All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

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ARTICLE IV        ADDITIONAL RENT

Section 4.1 Operating Charges and Real Estate Taxes. In addition to the Base Rent under this Lease, the Tenant shall be responsible for a 25% proportionate share of operating charges and real estate tax payments. It is acknowledged that the present monthly operating charge is $2,466, and the present monthly real estate tax payment is $1,241, such that Tenant shall be responsible for $616.50 per month for operating charges, and $310.25 per month for real estate tax payments. The Tenant acknowledges that it has reviewed materials and documents related to the computation of operating charges and real estate tax payments, and understands that these charges may increase.

Section 4.2 Utilities. All accounts for utility services to the Premises shall be in the name of Tenant and shall be paid directly to the utility company.

Section 4.3 Treatment as Additional Rent. All payments required to be made by Tenant pursuant to this Article IV shall be additional rent for the Premises and shall be paid, without setoff or deduction, on the first day of each month.

ARTICLE V         USE OF PREMISES

Section 5.1 Use of Premises. Tenant may use and occupy the Premises for any lawful purpose. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, Fairfax County, and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises, and all machinery, equipment and furnishings therein. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense.

ARTICLE VI        ASSIGNMENT AND SUBLETTING

Section 6.1 Landlord Consent Required. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or its interest therein, or sublet, rent or permit anyone to occupy the Premises, or any part thereof, without giving Landlord thirty (30) days' prior written notice of Tenant's intention to assign or sublet the Premises and obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. If an Event of Default has occurred and is continuing, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

ARTICLE VII       TENANT'S MAINTENANCE AND REPAIR

Section 7.1 Tenant to Maintain Premises. Tenant will keep and maintain the Premises and all fixtures and equipment located therein in a clean, safe and sanitary condition, will take good care there of, in accordance with the terms of this Lease, and will suffer no waste or injury thereto, and will, at the expiration or other termination of the Lease Term, surrender the Premises broom clean, in the same order and condition in which they are in on the Commencement Date, ordinary wear and tear excepted.


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Section  7.2  Tenant to Comply  with  Laws.  Tenant  shall,  at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the federal and local governments and of all other governmental authorities affecting the Premises or appurtenances thereto or any part thereof whether the same are in force as of the Commencement Date or may in the future be passed, enacted or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section 7.2.

ARTICLE VIII      TENANT ALTERATIONS

Section 8.1 "AS IS". Tenant has had the opportunity to inspect the Premises (including, without limitation, all mechanical, electric, and plumbing systems therein), and accepts the Premises, and the land upon which the Premises is located in their condition "AS IS" as of the date hereof. Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "improvements"), structural or otherwise, in or to the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

ARTICLE IX        LANDLORD INSPECTION

Section 9.1 Inspection by Landlord. Upon reasonable prior oral or written notice from Landlord, Tenant will permit Landlord, or its agents or representatives (including, without limitation, any prospective purchasers, mortgagees or prospective mortgagees) to enter the Premises, at all reasonable times and from time to time, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine and inspect the Premises. Notwithstanding anything to the contrary contained herein, in the event of an emergency, Landlord shall have the right to enter the Premises at any time and without prior notice to Tenant. During the Lease Term, Landlord may show the Premises to prospective tenants. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises.

ARTICLE X         INSURANCE

Section 10.1 Required Insurance and Terms of Insurance Policies. Throughout the Lease Term, Tenant, at its sole cost and expense, must provide insurance policies and certificates of insurance reasonably satisfactory to Landlord as to amounts, types of coverage and the companies underwriting these coverages. In no event will such policies be terminated or otherwise allowed to lapse. Tenant shall be responsible for its own deductibles. Tenant shall also pay for any insurance, or any increase of policy limits, not described in this Lease which Tenant requires for its own protection or for compliance with government statutes. Tenant's insurance shall be primary and without contribution from any insurance Landlord may, at Landlord's option, procure. Landlord's interest must be clearly stated by endorsement in the insurance policies described in this
Article X, as follows:

     (A) Each policy shall contain an endorsement that it shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of a loss, shall contain a standard waiver of subrogation endorsement, and, at the request of Landlord, shall include any mortgagee or ground lessor as additional insureds.

     (B) Receipts evidencing payment of the premium for such insurance shall be delivered by Tenant upon the execution of this Lease, and each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord thirty (30) days' prior written notice of such proposed action.

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     All the  insurance  companies  must be  authorized  to do  business  in the
Commonwealth of Virginia and be approved by Landlord. Certified copies of the policies, and any endorsements, shall be made available for inspection by Landlord upon request. If any policy is canceled before the Lease Term has expired, and Tenant fails to immediately procure replacement insurance, Landlord reserves the right but shall not have the obligation immediately to procure replacement insurance at Tenant's cost.

ARTICLE XI        LIABILITY OF LANDLORD

Section 11.1 Liability of Landlord Limited. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, or guests for any damage, injury, loss compensation or claim (other than any damage, injury, or loss resulting from Landlord's gross negligence or willful misconduct), including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Premises; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons) of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises; any fire, robbery, theft, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Premises or of any other person or persons; and any leakage in any part or portion of the Premises, or from water, rain or snow that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing work in the Premises. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor.

Section 11.2 Tenant to Indemnify Landlord. Tenant hereby agrees to indemnify and hold Landlord and Landlord's agents and its and their officers, directors, and employees, harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord and Landlord's agents and its and their officers, directors, and employees, directly or indirectly, based on, arising out of or resulting from
(i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any act or omission by Tenant or its employees, agents or invitees, or (iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease.

Section 11.3 Transfer of Premises. In the event that at any time Landlord shall sell or transfer the Premises, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer and the new owner of the Premises shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring before the date of such sale or transfer.

Section 11.4 No Recourse Against Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's interest in the Premises. In no event shall any partner, shareholder, officer, director or any principal of Landlord or any other persons be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

ARTICLE XII DAMAGE OR DESTRUCTION

Section 12.1 Restoration. If during the Lease Term the Premises are totally or partially inaccessible or unusable, Tenant at its option, shall diligently restore and repair the Premises to substantially the same condition they were in prior to such damage, or terminate this Lease and deliver the insurance proceeds

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to the Landlord as required under Section 10.1, and upon such  termination,  the parties shall be relieved of any and all further liability under this Lease. In the event the Tenant does not elect to terminate this Lease, as provided in the preceding sentence, the Tenant shall be required to pay Base Rent and additional rent during the restoration whether or not Tenant is actually occupying all or any part of the Premises.

ARTICLE XIII      CONDEMNATION

Section 13.1 Effect of Condemnation. If the whole or a substantial part (as hereinafter defined) of the Premises or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises (or the use and occupancy thereof) is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the Base Rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area in the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section, a substantial part of the Premises shall be considered to have been taken if more than fifty percent (50%) of the Premises is rendered unusable as a result of such taking.

Section 13.2 Condemnation Proceeds. All awards, damages and other compensation paid by the condemning authority on account of the taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired Lease Term, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award nor compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

ARTICLE XIV       DEFAULT BY TENANT

Section 14.1 Tenant Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") by Tenant under this Lease:

     (a) If Tenant shall fail to pay any payment of Base Rent or additional rent when due, or shall fail to make any other payment required by this Lease when due.

     (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease.

     (c) If Tenant shall vacate or abandon the Premises.

     (d) If the Tenant (i) is  voluntarily  adjudicated a bankrupt or insolvent,
(ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or a part of its property, (iii) files a petition seeking relief under the bankruptcy or similar laws of the United States or any local or any other jurisdiction, (iv) makes a general assignment for the benefit of creditors, or
(v) admits in writing its inability to pay its debts as they mature.

     (e) If a petition shall be filed against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, local, or other statute,

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law or regulation and shall remain undismissed or unstayed for thirty (30) days, or if any trustee, receiver or liquidator of the Tenant, or of all or any substantial part of its properties, shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain unvacated or unstayed for thirty (30) days.

Notwithstanding the provisions of this Section 14.1, an Event of Default shall not be deemed to have occurred with respect to the failure of payment of any installment of rent or additional rent unless such failure shall continue for a period of seven (7) days, after written notice is given to Tenant, nor shall any Event of Default be deemed to have occurred if Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of rent or additional rent, if such failure is cured or removed within thirty (30) days after written notice is given to Tenant by Landlord setting forth the nature of such default, or in respect to a default which cannot be cured within such period, so long as Tenant shall commence to remove the same within such ten-day period and shall diligently and expeditiously proceed to complete the cure or removal thereof within an additional twenty-day period.

Section 14.2 Landlord's Remedies. Upon the occurrence of any of the Events of Default described or referred to in Section 14.1, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

     (a) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

     (b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the entire Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

     (c) Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (i) an amount equal to the then present value of the rent reserved in this Lease for the residue of the Lease Term including any amounts treated as additional rent and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (ii) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses relating to recovery of the Premises, preparation for reletting and for reletting itself; and (iii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

     (d) Upon any termination of Tenant's right to possession only without termination of the Lease:

          (i) Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent or additional rent under this Lease for the full Lease Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent and additional rent under this Lease for the remainder of the Lease Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.
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          (ii)  Landlord  may,  but need  not,  relet the  Premises  or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Premises generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord and leases the entire Premises upon terms and
     conditions   including  a  rate  of  rent  (after   giving  effect  to  all
     expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term. In any proceedings to enforce this Lease, Landlord shall be presumed to have complied with any duty now or hereafter imposed by law to relet the Premises in order to mitigate its damages, and Tenant shall bear the burden of proof to establish otherwise.

          (iii) Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

     (e) Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom. If Tenant shall have vacated the Premises, Landlord may at Landlord's option re-enter the Premises at any time during the last six (6) months of the then current Lease Term and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease.

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

     (f) If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's reasonable attorneys' fees so incurred. Tenant expressly waives any right to: (a) trial by jury and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

     (g) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

     (h) No act or thing done by Landlord or its agents during the Lease Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

     (i) To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant (collectively, the "Personal Property") situated on the Premises, and such Personal Property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the Personal Property at public or private sale upon five (5) days' notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Notwithstanding the foregoing, Landlord agrees to subordinate such lien and security interest granted by Tenant in the Personal Property to the liens of Tenant's creditors in connection with any financing of Tenant's business in the Premises.

     (j) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

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

Section 14.3 No Accord and Satisfaction. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of fixed rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

Section 14.4 Interest and Late Charge. If Tenant fails to make any payment of Base Rent or of additional rent within seven (7) days of the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by Bank of America from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder within two (2) days of written demand therefor.

ARTICLE XV        SUBORDINATION AND ATTORNMENT

Section 15.1 Subordination. This Lease is and shall remain subject and subordinate to the lien of any and all current and future mortgages and/or any ground leases (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Premises and/or the land on which the Premises is located and to all and any renewals, extensions, modifications, recastings or refinancings thereof. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof. Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document to effect the subordination of this Lease. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant if Tenant fails to sign and return any such certificate or other document within ten (10) days after receipt by Tenant. As of the date hereof, no mortgage or deed of trust is encumbering the Property. However, provided no Event of Default by Tenant has occurred and remains uncured, Landlord shall obtain for Tenant a non-disturbance agreement from the holder of any future mortgage on such mortgagee's standard form.

Section 15.2 Attornment. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Premises or the termination of any ground lease affecting the Premises, Tenant shall attorn to the Purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as Landlord, under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.

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

Section 15.3 Mortgagee Rights. Tenant shall, at its own expense, comply with all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage or deed of trust placed on the whole or any part of the real property of which the Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business nor materially limit or affect the rights of the parties under this Lease. Tenant shall give Landlord's mortgagee a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing of the address of the mortgagee. Notice shall be provided to the mortgagee in accordance with the Notice provision of this Lease. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period, if any, provided in this Lease, the mortgagee shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee a has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.

ARTICLE XVI       HOLD OVER

Section 16.1 Hold Over. In the event that Tenant shall not immediately surrender the entire Premises on the date of the expiration of the Lease Term, Tenant shall become a Tenant by the month at 125% of the Base Rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly Tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease (including, without limitation, one payment of all additional rent), except for the amount of the Base Rent, which shall be in the amount specified in this paragraph.

ARTICLE XVII        COVENANTS OF LANDLORD

Section 17.1 Right of Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall have the right to, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Sections 15.1 and 15.2 hereof.

ARTICLE XVIII    GENERAL PROVISIONS

Section 18.1 No Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the land on which the Premises is located, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

Section 18.2 No Partnership. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

Section 18.3 Brokers. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent, or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

Section 18.4 Estoppel Certificates. At any time from time to time, upon not less than five (5) business days' prior written notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating that all Tenant work has been satisfactorily completed, or if not, a list of items excepted; (v) any other certification reasonably required by Landlord; and (vi) stating the address to which notices to Tenant are to be sent. Any statement delivered by Tenant may be relied upon by any owner of the Premises or the land upon which it is situated, any prospective purchaser of the Premises or such land mortgage or prospective mortgagee of the Premises or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

Section 18.5 Waiver of Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OR INJURY OR DAMAGE.

Section 18.6 Notices. Whenever notice is required or desired to be given under this Lease, such notice shall be in writing (unless otherwise stated) and shall deemed to have been given when hand-delivered, sent by overnight delivery or courier service, or sent by certified or registered mail, return receipt requested, and addressed as follows: (i) if to Landlord, at ________________________________________________________; (ii) if to Tenant, at
__________________________________. Either party may change its address for the giving of notices by notice given in accordance with this Section.

Section 18.7 Severability. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 18.8 Successors and Assigns. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof prohibiting assignment or subletting by Tenant.

Section 18.9 Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto. Section


18.10 Headings. Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

Section 18.11 Execution and Delivery. The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

Section 18.12 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

Section 18.13 Calendar Days/Business Days. As used in this Lease and the exhibits thereto, all references to "days" shall be calendar days unless business days are specified. Time is of the essence with respect to obligations of Tenant under this Lease.

Section 18.14 Corporate Authority. Tenant represents and warrants to Landlord that the person executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant.

Section 18.15 Consent to Jurisdiction and Forum. Any litigation in connection with, or arising out of, this Lease shall be brought in the federal or state courts for the Commonwealth of Virginia. Landlord and Tenant hereby consent to such court's exercise of personal jurisdiction

Section 18.16 Recordation. Neither this Lease nor a memorandum thereof shall be recorded without the consent of Landlord. If Landlord so consents, Tenant shall pay all costs of recordation, including any transfer or recordation taxes incurred therewith.

Section 18.17 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first above written.

                                TENANT:

                                ePLUS, INC.

                                By:  /s/ Bruce M. Bowen [SEAL]
                                ------------------------------
                                Name:  Bruce M. Bowen
                                Title: Chief Operating Officer


                                LANDLORD:

                                By:  /s/ Phillip G. Norton
                                --------------------------
                                Phillip G. Norton, Trustee




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